EXHIBIT 99.1
Interactive Intelligence Reports Record Revenues for the Second Quarter
Revenues increase 40 percent

INDIANAPOLIS, July 30, 2007 – Interactive Intelligence Inc. (Nasdaq: ININ), a global developer of business communications software, has reported record revenues of $27.0 million for the second quarter, a 40 percent increase from $19.3 million in the same period last year. Product revenues were $14.4 million, an increase of 51 percent from the same quarter last year.

Net income was $2.3 million, with diluted earnings per share (EPS) of $0.12, for the 2007 second quarter, up from $1.0 million and $0.05, respectively, in the 2006 second quarter. Net income includes expense for employee stock options for the second quarter of $806,000 in 2007 and $668,000 in 2006.

“We’re very pleased with our strong revenue growth and increasing profitability,” said Dr. Donald E. Brown, Interactive Intelligence CEO. “Our success during the quarter included a large number of new customer wins across our target markets. There were three orders totaling over $1.0 million, among several significant customer orders, demonstrating our continued move up market. To complement this progress, we’re nearing the release of another significant version of our software, which will provide the largest enterprises even greater benefits related to security, scalability and ease of deployment.”

For the six months ended June 30, 2007, revenues were $51.2 million, a 38 percent increase from $37.2 million in the same period in 2006. Net income for the six months ended June 30, 2007 was $3.9 million, with diluted earnings per share (EPS) of $0.20, up from $2.0 million and $0.11, respectively, in the same period last year. Net income includes expense for employee stock options of $1.5 million in 2007, and $1.2 million in 2006.

Cash and short-term investments as of June 30, 2007 totaled $32.1 million, up from $27.1 million on Dec. 31, 2006. Cash flow from operations for the first six months of 2007 was $6.9 million, up from $4.3 million in the first half of fiscal year 2006. As previously disclosed, during the second quarter of 2007 the company acquired certain intangible and other assets of the professional services division of Alliance Systems Ltd. and paid $853,000.

To further reinforce its existing customer relationships through quality education and information, Interactive Intelligence hosted a record number of attendees at its 8th Annual User Forum in May. The event attracted many of its more than 2,500 blue chip customers, including Abbott Labs, AIG, Ceridian, Eli Lilly and Company, Finish Line, Harrah's, Hydro-Québec, John Deere, Kohl's, Nautilus, Research In Motion, University of California, Berkeley and Walgreens.

Additional business and product highlights during the quarter included the release of an upgraded version of the company’s SIP-based Interaction Gateway™; an expanded “software as a service” offering for both the contact center and enterprise; and the introduction of additional applications designed to complement Microsoft Exchange 2007 Unified Messaging.

In June, Interactive Intelligence added a new board member, Eli Lilly CIO Michael Heim, and also announced plans for the expansion of its headquarters facility in Indianapolis.

Interactive Intelligence will host a conference call today, July 30, at 4:30 p.m. EDT, featuring Dr. Brown and the company’s CFO, Stephen R. Head. There will be a live Q&A session following opening remarks.

To access the teleconference, please dial 1 800.289.0485 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence second quarter earnings call."

The teleconference will also be broadcast live on Interactive Intelligence’s investor relations' page at http://www.inin.com/investors. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of business communications software and services for contact center automation and enterprise IP telephony. The company was founded in 1994 and has more than 2,500 customers worldwide. Recent awards include the 2006 Network World 200, CRM Magazine’s 2006 Rising Star Excellence Award, Network Computing Magazine’s 2006 Well-Connected Award, and Software Magazine’s 2006 Top 500 Global Software and Services Companies. Interactive Intelligence employs more than 550 people and is headquartered in Indianapolis, Indiana. The company has five global corporate offices, with additional sales offices throughout North America, Europe and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth and increasingly complex third-party relationships; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Contacts:
Stephen R. Head Chief Financial Officer Interactive Intelligence Inc. +1 317.715.8412 steve.head@inin.com	Christine Holley Director, Market Communications Interactive Intelligence Inc. +1 317.715.8220 christine.holley@inin.com

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$18,449	$13,531
Short-term investments	13,694	13,555
Accounts receivable, net	24,084	21,370
Deferred tax assets, net	1,314	1,314
Prepaid expenses	5,442	5,358
Other current assets	1,969	1,818
Total current assets	64,952	56,946
Property and equipment, net	6,830	5,469
Deferred tax assets, net	3,686	3,686
Other assets, net	1,736	674
Total assets	$77,204	$66,775

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,972	$7,885
Accrued compensation and related expenses	3,876	3,825
Deferred product revenues	5,820	5,910
Deferred services revenues	27,548	24,877
Total current liabilities	46,216	42,497

Commitments and contingencies	-	-

Shareholders' equity:
Preferred stock	-	-
Common stock	174	171
Additional paid-in-capital	75,310	72,528
Accumulated deficit	(44,496)	(48,421)
Total shareholders' equity	30,988	24,278
Total liabilities and shareholders' equity	$77,204	$66,775

Note 1: December 31, 2006 amounts derived from the audited Consolidated Balance Sheet included in the 2006 Annual Report on Form 10-K of Interactive Intelligence, Inc.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
Product	$14,447	$9,586	$26,708	$18,447
Services	12,533	9,667	24,465	18,736
Total revenues	26,980	19,253	51,173	37,183
Cost of revenues:
Product	3,500	2,033	5,941	3,366
Services	5,245	3,244	10,042	6,307
Total cost of revenues	8,745	5,277	15,983	9,673
Gross profit	18,235	13,976	35,190	27,510
Operating expenses:
Sales and marketing	8,705	6,855	17,349	13,734
Research and development	4,227	3,292	8,124	6,414
General and administrative	3,285	2,833	6,350	5,367
Total operating expenses	16,217	12,980	31,823	25,515
Operating income	2,018	996	3,367	1,995
Other income (expense):
Interest income, net	384	116	856	220
Other expense, net	(42)	(12)	(98)	(64)
Total other income	342	104	758	156
Income before income taxes	2,360	1,100	4,125	2,151
Income tax expense	(103)	(138)	(200)	(177)
Net income	$2,257	$962	$3,925	$1,974

Net income per share:
Basic	$0.13	$0.06	$0.23	$0.12
Diluted	$0.12	$0.05	$0.20	$0.11

Shares used to compute net income per share:
Basic	17,401	16,433	17,325	16,343
Diluted	19,291	18,070	19,265	17,652

Stock-based compensation expense for employee stock options by category:
Cost of services	$68	$39	$114	$78
Sales and marketing	330	264	630	549
Research and development	158	61	258	110
General and administrative	250	304	472	420
	$806	$668	$1,474	$1,157

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2007	2006

Operating activities:
Net income	$3,925	$1,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,231	867
Accretion of investment income	(240)	-
Stock-based compensation expense	1,474	1,166
Loss on disposal of fixed assets	-	4
Changes in operating assets and liabilities:
Accounts receivable	(2,714)	(286)
Prepaid expenses	(84)	(1,312)
Other current assets	(151)	(380)
Other assets	(196)	(31)
Accounts payable and accrued liabilities	1,087	(148)
Accrued compensation and related expenses	51	387
Deferred product revenues	(90)	923
Deferred services revenues	2,622	1,141
Net cash provided by operating activities	6,915	4,305

Investing activities:
Purchases of available-for-sale investments	(10,214)	(6,829)
Sale of available-for-sale investments	10,315	4,089
Purchases of property and equipment	(2,556)	(1,035)
Acquisition of intangible and other assets	(853)	-
Net cash used in investing activities	(3,308)	(3,775)

Financing activities:
Proceeds from stock options exercised	1,207	1,676
Proceeds from issuance of common stock	104	96
Net cash provided by financing activities	1,311	1,772

Net increase in cash and cash equivalents	4,918	2,302
Cash and cash equivalents, beginning of period	13,531	11,551
Cash and cash equivalents, end of period	$18,449	$13,853

Cash paid for interest	$-	$7
Cash paid for taxes	78	159